EXECUTION COPY

                          NON-COMPETITION AGREEMENT


          THIS NON-COMPETITION AGREEMENT (this "Agreement") is made as of the 31st day of January, 2003 by and between Paragon Dynamics, Inc., a Delaware corporation formerly known as Zanett Inc. Merger Sub PDI, Inc ("Company"), and Jeffrey J. Byrnes ("Byrnes").

                                 Background

          WHEREAS, simultaneously with the execution of this Agreement, pursuant to an Agreement and Plan of Merger, dated as of January 31, 2003 (the "Merger Agreement"), by and among the Company, Zanett, Inc. ("Zanett"), a Delaware corporation, Paragon Dynamics, Inc., a Colorado corporation ("PDI"), and Byrnes and the other shareholders of PDI identified on the signature page thereto, PDI is being merged with and into the Company, with the Company surviving the merger as a Delaware corporation named Paragon Dynamics, Inc. (the "Merger") (capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement); and

          WHEREAS, Byrnes is an employee of PDI and will continue as an employee of the Company after the Merger, and has experience in the business of providing information technology consulting services in satellite communications, software development, SETA, networking or database storage and management for the Intelligence Community (as defined by www.intelligence.gov) currently consisting of 14 executive branch agencies and organizations, and possesses knowledge of the business and affairs the Company and its customers, policies, methods, personnel, trade secrets and confidential information; and

          WHEREAS, Byrnes acknowledges that each of the Company and Zanett would be irreparably harmed if the knowledge of Byrnes of the business and affairs, trade secrets or confidential information of the Company were disclosed or utilized on behalf of any business, person or entity which is in, or contemplates entering into, competition in any respect, directly or indirectly with the Company; and

          WHEREAS, as a material inducement for Zanett and the Company to enter into the Merger Agreement and as a material condition to the Closing of the transactions contemplated by thereby, Byrnes agreed to execute and deliver this Agreement.

          NOW, THEREFORE, in consideration for the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:


     1.   Covenant Not to Compete.  While employed by the Company,
Byrnes shall not, directly or indirectly, (i) engage in the business of providing information technology consulting services in satellite communications, software development, SETA, networking or database storage and management for the Intelligence Community (as defined by www.intelligence.gov) currently consisting of 14 executive branch agencies and organizations (the "Business"), or be or become a stockholder, partner, owner, officer, director or employee of, or a consultant to, any person or entity engaging in, or contemplating engagement in, such activities other than the Company. Notwithstanding anything herein to the contrary, nothing herein shall prohibit Byrnes from owning, as a passive investor, in the aggregate not more than five percent (5%) of the outstanding shares of capital stock or other beneficial ownership interests of any entity (other than a successor in interest to Company) engaged in the Business.

     2. Non-Solicitation. For a period of four years from and after the date hereof, Byrnes shall not, directly or indirectly, (i) solicit the employment of any person who is an employee of Company, Zanett or any of their affiliates as of and after the date hereof; (ii) solicit any Person who is a client or customer of the Company, Zanett or any of their affiliates to sell such Person services competitive with those being offered by the Company, Zanett or any of their affiliates; or (iii) hire or employ any person who is an employee of Company, Zanett or any of their affiliates as of and after the date hereof.

     3. Confidentiality. Byrnes acknowledges a duty of confidentiality owed to Company and shall not, at any time during or after his employment by Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Company, any trade secret, private or confidential information or knowledge of Company, Zanett or any of their affiliates obtained or acquired by him while so employed. All computer software, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, Company books, records, files and know-how acquired while an employee of Company are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or premises or made use of other than in pursuit of Company's business or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against Company and, upon termination of employment for any reason, Byrnes shall deliver to Company, without further demand, all copies thereof which are then in his possession or under his control.

     4. Inventions and Improvements. Byrnes shall promptly communicate to Company all ideas, discoveries and inventions which are or may be useful to Company or its business. Byrnes acknowledges that all such ideas, discoveries, inventions, and improvements which heretofore have been or are hereafter made, conceived, or reduced to practice by him at any time during his employment with Company heretofore or hereafter gained by him at any time during his employment with Company are the property of Company, and Byrnes hereby irrevocably assigns all such ideas, discoveries, inventions, and improvements to Company for its sole use and benefit, without additional compensation. The provisions of this Section 4 shall apply whether such ideas, discoveries, inventions, or improvements were or are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. Byrnes shall, upon request of Company, but at no expense to Byrnes, at any time during or after his employment with Company, sign all instruments and documents reasonably requested by Company and otherwise cooperate with Company to protect its right to such ideas, discoveries, inventions, or improvements including applying for, obtaining, and enforcing patents and copyrights thereon in such countries as Company shall determine.

     5. Specific Performance. Byrnes expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Agreement and that Company, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including injunctions and specific performance, in any court of competent jurisdiction. If any of the provisions of this Agreement are held to be in any respect unenforceable, then they shall be deemed to extend only over the maximum period of time, geographic area, or range of activities as to which they may be enforceable.

     6. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable any other provision of this Agreement and shall not affect the application of any provision to other persons or circumstances.

     7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, and administrators.

     8. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered, sent by documented overnight delivery service or by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

     If to the Company:
     ------------------

          Paragon Dynamics, Inc.
          8 Inverness Drive East, Suite 108
          Englewood, CO 80112

     With a copy to:
     ---------------

          Zanett, Inc.
          135 E. 57th Street, 15th Floor
          New York, NY 10022
          Attn: Chief Legal Officer
          Fax: (646) 521-8525

     If to Byrnes:
     -------------

          C/O Paragon Dynamics, Inc.
          8 Inverness Drive East, Suite 108
          Englewood, CO 80112
          Attn: Jeffrey J. Byrnes

     9. Entire Agreement. This Agreement, together with the Merger Agreement, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof.

     10. Governing Law. The internal law, without regard for conflicts of law principles, of the State of Colorado will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     11. Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Colorado in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Colorado.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                       PARAGON DYNAMICS, INC.


                                       By:
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                                       Title:
                                             -------------------------------


                                       JEFFREY J. BYRNES



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